UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 19, 2021

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, Arizona	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(501) 205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INUV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01

OTHER EVENTS

On January 19, 2021, Inuvo, Inc. (the “Company”) closed its previously announced registered direct offering (the “Offering”) of an aggregate of 13,333,334 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $0.60 per share, for gross proceeds to the Company of $8,000,000, before deducting placement agent fees and other offering expenses. Following the Offering, the Company had an aggregate of 111,471,922 shares of Common Stock outstanding.

A copy of the opinion of Clark Hill PLC relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 hereto.

On January 19, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Clark Hill PLC
23.1	Consent of Clark Hill PLC (included in Exhibit 5.1)
99.1	Press release dated January 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: January 19, 2021	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Clark Hill PLC
23.1	Consent of Clark Hill PLC (included in Exhibit 5.1)
99.1	Press release dated January 19, 2021